As filed with the Securities and Exchange Commission on July 1, 2011

Registration No. 333-166748

Registration No. 333-156005

Registration No. 333-114457

Registration No. 333-72896

Registration No. 333-72081

Registration No. 333-69251

Registration No. 333-59099

Registration No. 333-24851

Registration No. 33-31573

Registration No. 33-66990

Registration No. 33-41519

Registration No. 333-162941

Registration No. 333-144173

Registration No.   333-97383

Registration No.   333-72892

Registration No.   333-69291

Registration No.   333-69249

Registration No.   333-37429

Registration No.     33-65155

Registration No.     33-66988

Registration No.     33-51506

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-166748

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-162941

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-156005

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-144173

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-114457

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-97383

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-72896

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-72892

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-72081

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-69291

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-69251

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-69249

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-59099

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-37429

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-24851

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-66990

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-66988

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-65155

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 33-51506

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-41519

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 33-31573

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BECKMAN COULTER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-1040600
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

250 S. Kraemer Boulevard

Brea, California 92821

(Address, Including Zip Code, of Principal Executive Offices)

Beckman Coulter, Inc. Savings Plan

Beckman Coulter, Inc. 2007 Long-Term Performance Plan

Beckman Coulter, Inc. 2004 Long-Term Performance Plan

Beckman Coulter, Inc. Executive Deferred Compensation Plan

Beckman Coulter, Inc. Executive Restoration Plan

Beckman Coulter, Inc. Deferred Directors’ Fee Program

Beckman Coulter, Inc. Employees’ Stock Purchase Plan

Beckman Coulter, Inc. 1998 Incentive Compensation Plan

Beckman Instruments, Inc. Stock Option Plan for Non-Employee Directors

Beckman Instruments, Inc. Incentive Compensation Plan Of 1990

Beckman Instruments, Inc. Employees’ Stock Purchase Plan

Beckman Instruments, Inc. Savings and Investment Plan

Beckman Instruments, Inc. Incentive Compensation Plan

(Full Titles of Plans)

Jeffrey D. Linton

Senior Vice President and General Counsel

Beckman Coulter, Inc.

250 S. Kraemer Blvd.

Brea, California 92821-6208

(714) 871-4848

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”):

•

Registration Statement 333-166748 registering 1,500,000 shares of common stock, $0.10 par value per share (the “Common Stock”), of Beckman Coulter, Inc. (the “Company”) reserved for issuance under the Beckman Coulter, Inc. Savings Plan.

•	Registration Statement 333-162941 registering 1,375,000 shares of Common Stock reserved for issuance under the Beckman Coulter, Inc. 2007 Long-Term Performance Plan.

•

Registration Statement 333-156005 registering 500,000 shares of Common Stock, including participating preferred stock purchase rights, reserved for issuance under the Beckman Coulter, Inc. Savings Plan.

•

Registration Statement 333-144173 registering 2,350,000 shares of Common Stock, including preferred stock purchase rights, reserved for issuance under the Beckman Coulter, Inc. 2007 Long-Term Performance Plan.

•

Registration Statement 333-114457 registering 6,500,000 shares of Common Stock, including preferred stock purchase rights, reserved for issuance under the Beckman Coulter, Inc. 2004 Long-Term Performance Plan.

•

Registration Statement 333-97383 registering 500,000 shares of Common Stock, including preferred stock purchase rights, reserved for issuance under the Beckman Coulter, Inc. Executive Deferred Compensation Plan, the Beckman Coulter, Inc. Executive Restoration Plan, and the Beckman Coulter, Inc. Deferred Directors’ Fee Program.

•	Registration Statement 333-72896 registering $3,500,000 of deferred compensation obligations under the Beckman Coulter, Inc. Executive Restoration Plan.

•	Registration Statement 333-72892 registering $13,500,000 of deferred compensation obligations under the Beckman Coulter, Inc. Executive Deferred Compensation Plan.

•	Registration Statement 333-72081 registering 2,000,000 shares of Common Stock, including common share purchase rights, reserved for issuance under the Beckman Coulter, Inc. Savings Plan.

•

Registration Statement 333-69291 registering 750,000 shares of Common Stock, including common share purchase rights, reserved for issuance under the Beckman Coulter, Inc. Employees’ Stock Purchase Plan.

•	Registration Statement 333-69251 registering $1,000,000 of deferred compensation obligations under the Beckman Coulter, Inc. Executive Restoration Plan.

•	Registration Statement 333-69249 registering $2,000,000 of deferred compensation obligations under the Beckman Coulter, Inc. Executive Deferred Compensation Plan.

•

Registration Statement 333-59099 registering 2,500,000 shares of Common Stock, including common share purchase rights, reserved for issuance under the Beckman Coulter, Inc. 1998 Incentive Compensation Plan.

•

Registration Statement 333-37429 registering 50,000 shares of Common Stock, including common share purchase rights, reserved for issuance under the Beckman Instruments, Inc. Stock Option Plan for Non-Employee Directors.

•

Registration Statement 333-24851 (as previously amended by Post-Effective Amendment No. 1) registering 2,000,000 shares of Common Stock, including common share purchase rights, reserved for issuance under the Beckman Instruments, Inc. Incentive Compensation Plan of 1990.

•	Registration Statement 33-66990 registering 850,000 shares of Common Stock reserved for issuance under the Beckman Instruments, Inc. Incentive Compensation Plan of 1990.

•	Registration Statement 33-66988 registering 30,000 shares of Common Stock reserved for issuance under the Beckman Instruments, Inc. Stock Option Plan for Non-Employee Directors.

•	Registration Statement 33-65155 registering 600,000 shares of Common Stock reserved for issuance under the Beckman Instruments, Inc. Employees’ Stock Purchase Plan.

•

Registration Statement 33-51506 (as previously amended by Amendment No. 1) registering 2,000,000 shares of Common Stock reserved for issuance under the Beckman Instruments, Inc. Savings and Investment Plan.

•	Registration Statement 33-41519 registering 2,000,000 shares of Common Stock reserved for issuance under the Beckman Instruments, Inc. Incentive Compensation Plan of 1990.

•

Registration Statement 33-31573 (as previously amended by Post-Effective Amendment No. 1) registering 755,000 shares of Common Stock, including common share purchase rights, reserved for issuance under the Beckman Instruments, Inc. Incentive Compensation Plan.

On February 6, 2011, the Company entered into an Agreement and Plan of Merger with Danaher Corporation, a Delaware corporation (“Danaher”), and Djanet Acquisition Corp., which, at the time, was a Delaware corporation and an indirect wholly-owned subsidiary of Danaher (“Merger Sub”) (such agreement, the “Merger Agreement”), pursuant to which Merger Sub was merged with and into the Company, and the Company became an indirect wholly-owned subsidiary of Danaher on June 30, 2011 (the “Merger”).

In connection with the Merger, the Company has terminated any offering of the Company’s securities pursuant to its existing registration statements, including the Registration Statements. In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brea, California, on July 1, 2011.

BECKMAN COULTER, INC.

By:	/s/ Charles P. Slacik
	Name:	Charles P. Slacik
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Robert Hurley	President and Chief Executive Officer	July 1, 2011
J. Robert Hurley	(Principal Executive Officer)

/s/ Charles P. Slacik	Chief Financial Officer	July 1, 2011
Charles P. Slacik	(Principal Financial Officer)

/s/ Carolyn D. Beaver	Controller and Chief Accounting Officer	July 1, 2011
Carolyn D. Beaver	(Principal Accounting Officer)

/s/ Daniel L. Comas	Director	July 1, 2011
Daniel L. Comas

/s/ Robert S. Lutz	Director	July 1, 2011
Robert S. Lutz